UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 27, 2010
Date of Report (Date of earliest event reported)

Car Charging Group, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction Identification No.)	(Commission File Number)	(IRS Employer Identification No.)

1691 Michigan Avenue, Suite 425
Miami Beach, Florida 33139
(Address of principal executive offices) (Zip Code)

(305) 521-0200
(Registrant’s telephone number, including area code)

 (Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐         Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On August 27, 2010, Car Charging Group, Inc., (the “Company”) consummated a confidential private placement (the “Private Offering”) with certain accredited investors for the issuance and sale of 3,333,333 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at per share price of $0.30 for aggregate offering proceeds of $1,000,000.

The Private Offering was conducted on a best efforts basis with a minimum investment of $10,000 by the Company’s placement agent (the “Placement Agent”). The Placement Agent received cash compensation equal to 10% of the aggregate gross proceeds of the Private Offering and 10% of the aggregates shares of Common Stock sold in the Private Offering. The proceeds received by the Company after placement agent and legal fees related to the Private Offering was $840,545.

Item 3.02 Unregistered Sales of Equity Securities

The information pertaining to the sale of the Common Stock in Item 1.01 is incorporated herein by reference in its entirety.

The Private Offering and issuance of Common Stock was an unregistered sale of securities conducted pursuant to Rule 506 of Regulation D or Regulation S promulgated thereunder. Such securities were not registered under the Securities Act of 1933.

Item 9.01 -Financial Statements and Exhibits

Exhibit Number	Description
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Car Charging Group, Inc.

/s/ Michael D. Farkas
Michael D. Farkas Chief Executive Officer

Dated: September 2, 2010

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